Exhibit 99.1

White Mountains Acquires Helicon Re Holdings

HAMILTON, Bermuda, January 7 , 2008.  White Mountains Insurance Group, Ltd., (NYSE: WTM), announced today that White Mountains Re has acquired Helicon Re Holdings, Ltd. for approximately $150 million.  Helicon Re Holdings Ltd.  parent of Helicon Reinsurance Company, Ltd., had GAAP shareholders’ equity of approximately $153 million as of November 30, 2007.  In 2006 and 2007, Helicon Re provided quota share retrocessional coverage to White Mountains Re. White Mountains Re did not renew the quota share for 2008 and Helicon Re was put into runoff.

Allan Waters, CEO of White Mountains Re commented, “With the deteriorating market conditions in the property cat business, we no longer needed retrocessional capacity from Olympus Re and Helicon Re and terminated our contracts with them.  Through this transaction, we are acquiring approximately $14 million of unearned premiums and a strong balance sheet.  We believe that the runoff of the reserves over the next few months will add value to White Mountains.”

ADDITIONAL INFORMATION

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s web site located at www.whitemountains.com. Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’:

•  growth in book value per share or return on equity;

•  business strategy;

•  financial and operating targets or plans;

•  incurred losses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•  expansion and growth of our business and operations; and

•  future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•  the risks described in Item 1A of White Mountains’ 2006 Annual Report on Form 10-K;

•  claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•  the continued availability of capital and financing;

•  general economic, market or business conditions;

•  business opportunities (or lack thereof) that may be presented to it and pursued;

•  competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•  changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its clients;

•  an economic downturn or other economic conditions adversely affecting its financial position;

•  recorded loss reserves subsequently proving to have been inadequate; other factors, most of which are beyond White Mountains’ control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE White Mountains Insurance Group, Ltd. CONTACT: David Foy, +1-203-458-5850, for White Mountains Insurance
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